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                                                                   EXHIBIT 10.26

                               SINGLE TENANT LEASE

         This SINGLE TENANT LEASE ("Lease") is made as of August 18, 2004 ("Effective Date"), between BMR-9885 Towne Centre Drive LLC, a Delaware limited liability company ("Landlord"), and Illumina, Inc., a Delaware corporation ("Tenant"), who agree as follows:

         This Lease is executed by Landlord and Tenant in contemplation of the following facts and circumstances:

         A. Landlord is the owner of three (3) parcels of real property located in the City of San Diego, County of San Diego, State of California, legally described as Parcels 1, 2 and 3 of Parcel Map 18286 filed with the San Diego County Recorder on June 21, 1999 (together with any easements and appurtenances thereto, the "Land"). The Land consists of approximately 10.781 gross acres and is improved with two (2) buildings and an atrium on Parcels 1 and 2 and one (1) building on Parcel 3 (collectively, the "Building") consisting of 115,870 square feet of space and commonly known as 9855 through 9885 (and consecutive addresses), Towne Centre Drive, San Diego, California. The Land and the Building are shown on the site plan attached hereto as Exhibit A and made a part of this Lease. The Land and the Building are collectively referred to as the "Premises."

         B. Tenant desires to lease from Landlord, and Landlord is willing to lease to Tenant, the Premises upon the terms and conditions contained herein.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. The terms defined in this paragraph, for all purposes of this Lease, shall have the meanings herein specified. Terms defined elsewhere in this Lease shall have the meanings as defined thereunder.

                  1.1 "Applicable Law" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, permits, licenses, regulations, ordinances, judgments, decrees, directions and injunctions affecting the Premises or any portion thereof or the use or occupancy thereof, whether now or hereafter enacted or in force, whether ordinary or extraordinary, foreseen or unforeseen.

                  1.2 "Claims" shall mean any and all liabilities (statutory or otherwise), obligations, claims, demands, damages, penalties, causes of action, costs, expenses (including attorneys' fees and expenses), losses and injuries arising from the subject matter of an indemnity granted herein.

                  1.3 "Default Rate" shall mean the greater of (i) ten percent (10%) per annum, or (ii) five percent (5%) per annum plus the discount rate of the Federal Reserve Bank situated nearest the Premises; provided, however, in no event shall the Default Rate exceed the maximum interest rate permitted under applicable law.

                  1.4 "HVAC" shall mean all heating, ventilation and air conditioning equipment and all equipment and fixtures related thereto.

                  1.5 "Lease Commencement Date" shall be the date Landlord acquires ownership of the Premises.

                  1.6 "Lease Term" shall mean the period commencing with the Lease Commencement Date and ending after the term described in Paragraph 4.1.

                  1.7 "Lender" shall mean any lender whose loan is secured by a deed of trust on any part of the Premises or this leasehold interest.

                  1.8 "Rent" shall include all Monthly Rent, Additional Rent and all other sums of any and every sort payable hereunder to Landlord by Tenant.

                  1.9 "Security Deposit" shall be One Million Nine Hundred Eleven Thousand Eight Hundred Fifty-Five Dollars ($1,911,855.00) or as may be adjusted pursuant to

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Paragraph 5.

                  1.10 "Subtenant" shall mean any tenant, assignee, subtenant, licensee, concessionaire or other occupant of the Premises (other than Tenant), and the term "sublease" shall mean any lease, assignment, sublease, license or other agreement for the use or occupancy of any such space (other than this Lease).

                  1.11 "Taking" shall mean a taking or voluntary conveyance of title to or any interest in all or any part of the Premises, or the right to use all or any part thereof, pursuant to, as a result of, or in lieu or in anticipation of, the exercise of the right of condemnation, expropriation or eminent domain; and upon such a Taking the Premises, or such part thereof, shall be deemed to have been "taken."

                  1.12 "Taxes" shall mean all government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Premises or the Building, including the parcel or parcels of real property upon which the Building is located or assessments levied in lieu thereof) imposed by any governmental authority or agency on the Premises or improvements thereon, any tax on or measured by gross rentals received from the rental of space in the Building (which is in the nature of a property tax rather than a franchise or income tax), or tax based on the square footage of the Premises or the Building, as well as any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the parking facilities serving the Building; provided, however, that "Taxes" shall in no event include any franchise or income tax or any tax based on rentals or income received from the rental of space in the Building which is in the nature of a franchise or income tax.

         2. FUNDAMENTAL LEASE PROVISIONS.

                  Initial Lease Term:               10 years

                  Rentable Area:                    115,870 square feet

                  Initial Monthly Rent:             $318,642.50, subject to
                                                    annual adjustment pursuant
                                                    to Paragraph 5

                  Security Deposit:                 $1,911,855, subject to
                                                    adjustment pursuant to
                                                    Paragraph 5

                  Lease Commencement Date:          The date Landlord acquires
                                                    the Premises

                  Parking:                          3.3 per 1000 square feet of
                                                    rentable area

                  Address for Notices:

                           To Landlord:             Bernardo Property Advisors,
                                                    Inc.
                                                    Attn: Gary A. Kreitzer
                                                    17140 Bernardo Center Drive,
                                                    Suite 195
                                                    San Diego, CA 92128

                           To Tenant:               Illumina, Inc.
                                                    Attn: Timothy M. Kish
                                                    9885 Towne Centre Drive
                                                    San Diego, CA 92121

                  Exhibits:                         A (Legal Description)
                                                    B (Site Plan)
                                                    C (Acknowledgement of Lease
                                                    Commencement Date)

         In the event of any conflict between any Fundamental Lease Provision and the balance of

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this Lease, the latter shall control.

         3. AGREEMENT TO LEASE. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, under the terms and conditions of this Lease.

         4. TERM AND POSSESSION.

                  4.1 Lease Term. The initial Lease Term shall begin as of the Lease Commencement Date and shall continue until ten (10) years after the Lease Commencement Date unless sooner terminated or renewed as provided in this Lease. Provided that no Default has occurred and is continuing at the time Tenant elects to extend the Lease Term, Tenant, at its sole option, may extend the Lease Term for three (3) additional periods of five (5) years each (individually, an "Extension Period"), subject to all the provisions of this Lease, except, however, the Monthly Rent (as defined in Paragraph 5 below) shall be adjusted at the commencement of each Extension Period to an amount equal to the then current fair market rental rate if the then current fair market rental rate is more one hundred ten percent (110%) or less than ninety percent (90%) of the Monthly Rent then currently payable. Otherwise, such rent shall be adjusted to the Monthly Rent payable immediately preceding the commencement of such Extension Period, plus 3%. If, after thirty (30) days following delivery of the written extension notice described in Paragraph 4.2 below, Landlord and Tenant are unable to agree upon the fair market rental value of the Premises, Tenant shall obtain at its expense and deliver to Landlord an independent appraisal of the fair market rental value of the Premises as of the commencement of the Extension Period. Following its receipt of Tenant's appraisal, Landlord may elect to obtain at its expense and deliver to Tenant a second independent appraisal of the fair market rental value of the Premises as of the commencement of the Extension Period. If Landlord elects not to obtain a second appraisal, or if Landlord's appraisal is no more than five percent (5%) greater than Tenant's appraisal, Tenant's appraisal shall be conclusive. If Landlord's appraisal is more than five percent (5%) greater than Tenant's appraisal, the two appraisers shall appoint a third appraiser to appraise the fair market rental value of the Premises as of the commencement of the Extension Period, and the fair market rental value of the Premises shall be the arithmetical average of the two appraisals closest in their determination of fair market rental value. Landlord and Tenant shall bear equally the expense of the third appraiser. The Monthly Rent as so determined for each Extension Period shall be increased annually by three percent (3%) as provided in Paragraph 5.1.4 below. All references in this Lease to "Lease Term" shall be considered to include both the initial term of this Lease and any properly executed Extension Period, and all references to termination or to the end of the Lease Term shall be considered to mean the termination or end of the initial term of this Lease or any exercised Extension Period, as the case may be.

                  4.2 Procedure to Extend Term. Tenant may exercise its option with respect to each Extension Period by complying with the following procedure:
At least eighteen (18) months before the last day of the then applicable Lease Term (the "Exercise Period"), Tenant shall deliver written notice to Landlord setting forth Tenant's irrevocable election to exercise the option to extend.

4.3 Tenant's Default. Notwithstanding the foregoing, if a Default has occurred and is continuing at the time Tenant elects to extend the Lease Term, Tenant shall have no right to extend the Lease Term as herein provided unless and until the Default is cured; provided, nothing in this Paragraph 4.3 shall increase or extend the Exercise Period.

         5. RENT; SECURITY DEPOSIT.

                  5.1      Monthly Rent.

                           5.1.1 Tenant shall pay the Monthly Rent to Landlord
during the Lease Term, commencing as of the Lease Commencement Date, without deduction, setoff, prior notice or demand. Tenant shall pay the Monthly Rent in advance on the first day of each calendar month during the Lease Term. Rent for any partial months will be prorated based upon the number of days in the month, and will be paid in advance on the first day of each month.

                           5.1.2 Upon the Lease Commencement Date, Tenant shall
pay to Landlord the Rent due and payable for the first full calendar month of the Lease Term. If the

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Lease Commencement Date is not on the first day of a calendar month, Tenant shall pay to Landlord the prorated Rent for the first partial month of the Lease Term.

                           5.1.3 All Rent payable hereunder shall be paid to
Landlord in lawful money of the United States of America which shall be legal tender at the time of payment at Landlord's office or to such other person or at such other place as Landlord from time to time may designate in writing.

                           5.1.4 The Initial Monthly Rent shall be the amount
set forth in Paragraph 2. Effective upon the first (1st) anniversary date of the Lease Commencement Date and each year thereafter during the Lease Term (including any Extension Period), on the anniversary of the Lease Commencement Date, the Monthly Rent shall be increased by three percent (3%) of its then current amount, subject to the provisions of Paragraph 4.1 regarding the determination of Monthly Rent for the first year of any Extension Period.

                  5.2 Additional Rent. Commencing upon the Lease Commencement Date Tenant shall pay to Landlord (unless otherwise expressly required hereunder to pay directly to a third party), as additional rent ("Additional Rent"), all sums of money of any and every sort required to be paid by Tenant under this Lease, whether or not the same are designated as Additional Rent. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Monthly Rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

                  5.3 Late Payment. If Tenant shall fail to pay any Rent, when the same is due and payable (after giving effect to any applicable notice and cure period), such unpaid amounts shall bear interest at the Default Rate from thirty (30) days after the date due to the date of payment. Tenant further acknowledges that late payment of Monthly Rent will cause Landlord to incur certain costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine with certainty. For this reason, in addition to interest, if Tenant shall fail to pay (which for purposes of this paragraph, "pay" shall mean actual receipt of the payment by Landlord) any installment of Monthly Rent by the fifth (5th) day of the calendar month for which such installment is due, a late charge equal to five percent (5%) of the overdue installment of Monthly Rent automatically shall be due without further notice, and shall be in addition to all other sums due. The Parties agree that this additional late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.

                  5.4 No Right to Setoff. Tenant shall pay to Landlord, throughout the Lease Term, the Rent and other sums payable hereunder, free of any charges, assessments, deductions or reductions of any kind, and without abatement, deduction or setoff except as otherwise expressly provided for herein.

                  5.5 Payment of Security Deposit. Upon the Lease Commencement Date, Tenant shall deposit the Security Deposit with Landlord. The Security Deposit shall be held by Landlord in a segregated, interest-bearing bank account (with interest accruing for the benefit of Tenant) in a federally insured bank or savings institution, and shall be held for the faithful performance of all of the provisions and conditions of this Lease to be kept and performed by Tenant hereunder. Provided that at the time of the request Tenant is not in Default under the Lease, at any time Tenant shall have reported in its periodic filings with the Securities and Exchange Commission three (3) consecutive calendar quarters of positive net income, the Security Deposit, at the written request of Tenant, shall be reduced to Nine Hundred Fifty Five Thousand Nine Hundred Twenty Seven Dollars ($955,927).

                  5.6 Use of Security Deposit. If Tenant defaults with respect to the payment of Rent or any other covenant contained herein, Landlord may use or retain all or any part of the Security Deposit for the payment of any Monthly Rent, Additional Rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's Default. Landlord also may apply the Security Deposit toward costs incurred to repair damages to the Premises or to clean the Premises upon termination of this Lease. If any portion of the Security Deposit is so applied or used prior to the termination of this Lease, Tenant shall, within five (5) days after written notice thereof, deposit an additional

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amount with Landlord sufficient to restore the Security Deposit to the amount set forth above, and Tenant's failure to do so shall constitute a material breach of this Lease. The Security Deposit (including interest thereon), or the balance thereof, shall be returned to Tenant (or, at Landlord's option to the last assignee of Tenant's interest hereunder) at the expiration of the Lease, subject to the provisions of Paragraph 27.

                  5.7 Letter of Credit. The Security Deposit may be delivered either in cash or in the form of letter of credit reasonably acceptable to Landlord.

                           5.7.1 In lieu of depositing cash as the Security
Deposit, Tenant shall have the right to deliver to Landlord an unconditional, irrevocable standby letter of credit in the amount of the cash Security Deposit otherwise required hereunder, which letter of credit shall (i) be in a form reasonably acceptable to Landlord, (ii) be issued by a financial institution selected by Tenant and reasonably acceptable to Landlord, (iii) be for the benefit of Landlord, but shall be assignable by Landlord to any subsequent purchaser or encumbrancer of the Building or the Project, (iv) be automatically renewable from year to year throughout the Lease Term, (v) be payable by draft sight in a location reasonably acceptable to Landlord upon presentation of a certification signed by an officer of Landlord which states that a default under the Lease has occurred and has not been cured after any applicable notice and within any applicable cure period, and (vi) be payable in the event such letter of credit is not renewed on or before the date which is thirty (30) days prior to its expiration. Any amounts of cash drawn on a letter of credit Security Deposit will thereafter be treated as a cash Security Deposit hereunder.

                           5.7.2 Tenant shall have the right at any time during
the Lease Term upon thirty (30) days prior written notice to Landlord (i) to replace a cash Security Deposit with a letter of credit which complies with all the terms of Section 5.7.1, or (ii) to replace a letter of credit Security Deposit with an applicable amount of cash.

         6. PERMITTED USE.

                  6.1 Permitted Use. Tenant shall use the Premises for the purposes of laboratory research, administration, pharmaceutical, diagnostic, manufacturing and related health care and other research uses (and only such purposes), and for any other lawful purpose permitted by (i) the City of San Diego Land Development Code, (ii) any other laws, regulations, ordinances, and permits applicable to the Premises, and (iii) all covenants, conditions and restrictions recorded against the Land (the "Permitted Use"). During the Lease Term, the Premises and every part thereof shall be kept by the Tenant in a clean and wholesome condition, free of any noises or activities which constitute any nuisance. Tenant shall comply with all Applicable Law in all respects and at all times during the Lease Term.

                  6.2 No Violations. Tenant shall not use or occupy the Premises in violation of any federal, state and local laws and regulations, zoning ordinances, or the certificate of occupancy issued for the Building, and shall, upon five (5) days written notice from Landlord, discontinue any use of the Premises upon demand of any governmental authority having jurisdiction which declares or claims a violation of law, regulation or zoning ordinance or of such certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof; provided, however, Tenant shall not be deemed to be in default of the foregoing obligation if it has the right to appeal a governmental directive and prosecutes such appeal in a timely fashion and in a manner that does not impose or threaten to impose any lien, charge or other obligation on Landlord or any portion of the Premises.

                  6.3 Exterior Appearance. No awnings or other projection shall be attached to any outside wall of the building, and neither the interior nor exterior of any windows shall be coated or otherwise sunscreened, without the express written consent of Landlord. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without the express written consent of Landlord.

                  6.4 Signs. Tenant may at its expense install signage in conformity with the City of San Diego sign ordinance on the Building and the monument serving the Building with the consent of Landlord. Interior signs on doors and the directory tablet shall be inscribed,

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painted or affixed by Tenant at its expense.

                  6.5 Structural Integrity. Tenant shall cause any office equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending outside the Building. Further, no equipment or machinery weighing five hundred (500) pounds or greater shall be placed above the first floor of the Premises without the advanced notice to Landlord. Such equipment or machinery shall be placed only at a location designed to carry the weight of such equipment.

                  6.6 ADA. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans With Disabilities Act, 42 U.S.C. Section 12101, et seq. (together with regulations promulgated pursuant thereto, "ADA"), and Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, cost, liability or expense (including reasonable attorneys' fees and disbursements) arising out of any failure of the Premises to comply with the ADA; provided, however, Tenant shall not be required to make improvements, alterations, repairs or replacements to comply with the ADA unless and until required to do so by order of a government entity or court of law exercising proper jurisdiction with regard thereto, subject to any right to appeal or otherwise contest any such order, or as required in connection with the construction of alternations or improvements to the Premises by Tenant.

         7. OPERATING EXPENSES.

                  7.1 Payment of Real Property Taxes. Commencing with the Lease Commencement Date and continuing for each calendar year, or tax year at Landlord's option (such "tax year" being a period of twelve (12) consecutive calendar months for which the applicable taxing authority levies or assesses Taxes), for the balance of the Lease Term, Tenant shall pay to Landlord the amount of all Taxes levied and assessed for any such year upon the Premises. Such sum for any partial year of the Lease Term shall be prorated on the basis of the number of days of such partial year. Payment shall be made in the following manner: Tenant shall pay to Landlord the amount of all Taxes levied and assessed upon the Premises, including improvements and the underlying realty for any calendar year, or at Landlord's option any tax year, within thirty (30) days after Landlord gives notice to Tenant of the amount of such Taxes payable by Tenant (or not less than thirty (30) days prior to delinquency, whichever is later). Landlord also shall provide Tenant with a copy of the applicable Tax bill or Tax statement from the taxing authority. Notwithstanding the foregoing, if applicable law allows such Taxes to be paid in installments, then Tenant may make such payments to Landlord in installments, provided that each such installment shall be payable to Landlord not less than thirty (30) days prior to the date upon which payment of the applicable installment to the taxing authority becomes delinquent. In addition to any other amounts due from Tenant to Landlord, if Tenant fails to pay the Taxes to Landlord as herein required, Tenant shall pay to Landlord the amount of any interest, penalties or late charges imposed for late payment. Landlord, at its option, may require Tenant to pay all Taxes directly to the appropriate taxing authority under the same manner and subject to the provisions set forth in this Paragraph 7.1 (as if the governmental authority were "Landlord"). Tenant shall provide to Landlord verification (reasonably acceptable to Landlord) of said payment within five (5) days of payment.

                           7.1.1 If the Premises are separately assessed, Tenant
shall have the right, by appropriate proceedings, to protest or contest in good faith any assessment or reassessment of Taxes, any special assessment, or the validity of any Taxes or of any change in assessment or tax rate; provided, however, that prior to any such challenge Tenant must either (a) pay the taxes alleged to be due in their entirety and seek a refund from the appropriate authority, or (b) post bond in an amount sufficient to insure full payment of the Taxes. In any event, upon a final determination with respect to such contest or protest, Tenant shall promptly pay all sums found to be due with respect thereto. In any such protest or contest, Tenant may act in its own name, and at the request of Tenant, Landlord shall cooperate with Tenant in any way Tenant may reasonably require in connection with such contest or protest, including signing such documents as Tenant reasonably shall request, provided that such cooperation shall be at no expense to Landlord and shall not require Landlord to attend any appeal or other hearing. Any such contest or protest shall be at Tenant's sole expense, and if any penalties, interest or late charges become payable with respect to the Taxes as a result of such contest or protest, Tenant shall pay the

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same.

                           7.1.2 If Tenant obtains a refund as the result of
Tenant's protest or contest and subject to Tenant's obligation to pay Landlord's costs (if any) associated therewith, Tenant shall be entitled to such refund to the extent it relates to the Premises during the Lease Term.

                  7.2 Personal Property Taxes. Tenant shall be solely responsible for the payment of any and all taxes levied upon personal property and trade fixtures located upon the Premises and shall pay the same at least ten
(10) days prior to delinquency.

                  7.3 Other Taxes. If at any time during the Lease Term under the laws of the United States Government, state, county or city, or any political subdivision thereof in which the Premises are situated, a tax or excise on rent or any other tax, however described, is levied or assessed by any such political body against Landlord on account of rentals payable to Landlord hereunder, such tax or excise shall be considered "Taxes" for the purposes of this Paragraph 7, excluding, however, from such tax or excise any amount assessed against Landlord as state or federal income tax, or in the nature of a franchise or income tax.

                  7.4 Tax and Insurance Escrows. To the extent Landlord is required by Lender, Tenant shall timely pay all tax and insurance impound payments due on the Premises.

                  7.5 Payment of Operating Expenses.

                           7.5.1 As used herein, the term "Operating Expenses"
shall include:

                                    (a) Taxes as defined in Paragraph 1.12
above.

                                    (b) All other costs of any kind paid or
incurred by Landlord in connection with the operation and maintenance of the Building and the Premises including, by way of examples and not as a limitation upon the generality of the foregoing, costs of repairs and replacements to improvements within the Premises as appropriate to maintain the Premises as required hereunder; reserves as provided in Paragraph 11.4; costs of utilities furnished to the Premises; sewer fees; cable TV, when applicable; trash collection; cleaning, including windows; costs of maintaining HVAC; maintenance of landscape and grounds, drives and parking areas; security services and devices; building supplies; maintenance and replacement to equipment utilized for operation and maintenance of the Premises; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Premises and Building systems and equipment; capital replacements (provided, however, with respect to capital replacements in excess of One Hundred Thousand Dollars ($100,000), the portion of the cost in excess of One Hundred Thousand Dollars ($100,000) shall be amortized (and payable by Tenant monthly) over the useful life of the capital replacement, as such useful life is determined under Internal Revenue Service Treasury regulations, and the pro rata portion of the cost thereof attributable to the period following the expiration of the Lease Term shall not be included as Operating Expenses; provided, however, if Tenant exercises an option to extend the Lease Term, Landlord may recover (and Tenant shall continue to pay monthly) as an Operating Expense the portion of such cost previously excluded to the extent it falls within the Extension Period);costs of complying with any applicable laws; hazard waste remediation, rules or regulations; insurance premiums for liability and property insurance; insurance premiums for terrorism, flood, environmental remediation and rental loss insurance if carried by Landlord, provided that the premiums for terrorism and environmental remediation insurance shall change annually at no more than 15% per annum, with the total initial year premium amount to be no more than $10,000; portions of insured losses paid by Landlord as part of deductible portion of loss by reason of insurance policy terms; service contracts; costs of services of independent contractors retained to do work of nature before referenced; costs of compensation (including employment taxes and fringe benefits) of all persons to the extent of regular and recurring duties connected with the day-to-day operation and maintenance of the Premises, its equipment, the adjacent walks, landscaped areas, drives, and parking areas, including without limitation, janitors, floor waxers, window-washers, watchmen, gardeners, sweepers, and handymen; and costs of management services not to exceed two percent (2%) of Monthly Rent due from Tenant, whether or not Landlord incurs fees payable to any third party to provide such services and without regard to the actual costs incurred by Landlord for such services.

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                                    (c) Notwithstanding the foregoing, Operating
Expenses shall not include, and Tenant shall not be responsible for payment of, the following costs and expenses:

                                            (1) costs incurred for the repair,
maintenance or replacement of the structural components of the footings, foundation, ground floor slab, roof and load bearing walls of the Premises (but excluding painting and ordinary maintenance and repair of exterior surfaces);

                                            (2) interest, principal, points and
other fees on debt or amortization of any debt secured in whole or part by all or any portion of the Premises;

                                            (3) costs incurred in connection
with the financing, sale or acquisition of the Premises or any portion thereof;

                                            (4) costs, expenses, and penalties
(including without limitation attorneys' fees) incurred due to the violation by Landlord of any underlying deed of trust or mortgage affecting the Premises or any portion thereof;

                                            (5) depreciation on the Premises or
any portion thereof, or any equipment or machinery owned by Landlord;

                                            (6) any costs incurred as a result
of Landlord's violation of any statute, ordinance or other source of applicable law, or breach of contract or tort liability to any other party, including without limitation, any unrelated third party, or Landlord's employees, contractors, agents or representatives;

                                            (7) leasing commissions, attorneys'
fees and other costs and expenses incurred in connection with the leasing of the Premises;

                                            (8) advertising, marketing, media
and promotional expenditures regarding the Premises and costs of signs in or on the Building identifying the owner, lender or any contractor thereof, or otherwise placed by Landlord on the Premises;

                                            (9) any fees or salaries of the
principals of Landlord;

                                            (10) the amounts of any payments to
Landlord or to subsidiaries or affiliates of Landlord for goods or services in the Building in excess of the cost of such goods or services if they were provided by unaffiliated third parties on a competitive basis;

                                            (11) any bad debt loss, rent loss,
or reserves for bad debts or rent loss;

                                            (12) costs associated with the
operating of the business of the entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Premises (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Premises, costs of entity accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Premises, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Premises management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses);

                                            (13) costs arising from Landlord's
charitable and political contributions;

                                            (14) any gifts provided to any
entity whatsoever, including but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

                                            (15) any costs covered by any
warranty, rebate, guarantee or service contract which are actually collected by Landlord (which shall not prohibit Landlord for passing through the costs of any such service contract if otherwise included in

Operating Expenses);

                                            (16) all items and services that
Tenant reimburses Landlord for;

                                            (17) any expense resulting from the
willful act or gross negligence of Landlord, its agents, contractors or employees; and

                                            (18) reserves for anticipated future
expenses, except as required by Lender pursuant to Paragraph 7.4 and as permitted under Paragraph 11.4.

                                            (19) Premiums and deductables for
earthquake insurance, if carried by Landlord.

                           7.5.2 Tenant shall pay to Landlord on the first day
of each calendar month of the Lease Term, as Additional Rent, Landlord's estimate of Operating Expenses with respect to the Premises for such month. Notwithstanding the foregoing, at the election of Landlord, Tenant shall pay all or certain Operating Expenses (as designated by Landlord) directly to the appropriate vendor, service provider or governmental authority.

                                    (a) Within ninety (90) days after the
conclusion of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be immediately due and payable. If the amounts paid by Tenant pursuant to Paragraph 7.5.2 exceed the Operating Expense for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that if the Lease Term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

                                    (b) Any amount due under this Paragraph
7.5.2 for any period which is less than a full month shall be prorated (based on a 30-day month) for such fractional month.

                           7.5.3 Landlord's annual statement shall be final and
binding upon Tenant unless Tenant, within ninety (90) days after Tenant's receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such period, Tenant reasonably and in good faith questions or contests the correctness of Landlord's statement of Operating Expenses, Landlord will provide Tenant with access to Landlord's books and records and such information as Landlord reasonably determines to be responsive to Tenant's questions. In the event that after Tenant's review of such information, Landlord and Tenant cannot agree upon the amount of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant (at Tenant's sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed) audit and/or review such Landlord's books and records for the year in question (the "Independent Review"). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that Operating Expenses actually paid for the calendar year in question exceeded Tenant's obligations for such calendar year, Landlord shall, at Tenant's option, either (1) credit the excess to the next succeeding installments of Monthly Rent or (2) pay the excess to Tenant within thirty (30) days after delivery of such statement. If the Independent Review shows that Tenant's payments of Operating Expenses for such calendar year were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to the Landlord within thirty (30) days after delivery of such statement. If the Independent Review shows that Operating Expenses claimed by Landlord for such calendar year were five percent (5%) or more greater than Tenant's obligation for the calendar year, Landlord will reimburse Tenant for the reasonable expenses of the Independent Review.

                           7.5.4 Tenant acknowledges and agrees that Tenant, as
owner of the Premises immediately prior to the execution of this Lease, is solely responsible for the payment of all Taxes, utility charges, insurance premiums, maintenance costs, and any other Operating Expense due and payable and pertaining to the Premises prior to the Lease Commencement Date (the "Prior Expenses"). Tenant shall indemnify and hold harmless Landlord from and against all Claims arising out of or related to the Prior Expenses. Without waiving any rights to damages under Paragraph 22, the responsibility of Tenant for Operating Expenses shall continue to the latest of (i) the date of termination of the Lease, or (ii) the date Tenant has fully vacated the Premises.

                           7.5.5 Operating Expenses for the calendar year in
which Tenant's obligation to share therein commences and in the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

         8. CONDITION OF PREMISES.

                  8.1 Condition of Premises. Tenant has determined to lease the Premises after a full and complete investigation and examination thereof. Tenant accepts the Premises and all other rights under this Lease "as is." Except as is expressly provided herein, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Premises throughout the Lease Term. Tenant acknowledges that Tenant is the prior owner of the Premises and as such is fully aware of the current condition of the Premises.

                  8.2 No Warranties. Landlord has not made and makes no representations or warranties to Tenant of any kind regarding the Premises including, without limitation, any representation or warranty regarding the physical condition of the Premises, its suitability for Tenant's intended use, or the availability or capacity of utilities or sewer to the Premises.

                  8.3 Parking Facilities. Landlord shall provide parking for the Premises in a ratio of not less than three and three tenths 3.3 spaces for each one thousand (1,000) square feet of rentable area, which shall be provided to Tenant without charge during the initial and any Extension Period.

         9. ALTERATIONS AND IMPROVEMENTS.

                  9.1 Construction Requirements. Any alterations or improvements to the Premises of any kind by Tenant, the cost of which exceeds One Hundred Thousand Dollars ($100,000), or which alters, affects, or modifies Building systems (including, without limitation, mechanical, electrical, plumbing, or HVAC systems), structural components, or the exterior of the Building, shall be subject to satisfaction of each of the following conditions:

                           9.1.1 Architectural Review.  Prior to commencement of
any work, Tenant shall submit its proposed final plans and specifications to Landlord for Landlord's consent, which consent shall not be unreasonably withheld, delayed or conditioned. Landlord agrees to respond to Tenant's proposed final plans and specifications within fifteen (15) days after its receipt of such final plans and specifications. Landlord's failure to approve or disapprove within said fifteen (15) days shall be deemed approval.

                           9.1.2 Code Compliance.  Tenant shall comply with all
Applicable Law, and Tenant shall obtain all required permits and approvals, including, but not limited to, any grading permits, building permits, zoning and planning requirements and approvals from any and all necessary governmental agencies and bodies.

                           9.1.3 Insurance. Tenant shall deliver to Landlord
certificates of insurance evidencing that Tenant or the general contractor has obtained builder's all-risk insurance in an amount not less than Four Million Dollars ($4,000,000). Tenant also shall deliver to Landlord evidence of worker's compensation insurance coverage for all persons employed in connection with the construction and with respect to whom death or personal injury claims could be asserted against Landlord or the Premises. Tenant also shall deliver to Landlord evidence that Tenant has paid or caused to be paid all premiums for the insurance described in this paragraph. Tenant shall maintain or cause to be paid all premiums required to maintain and keep in force all insurance described in this paragraph at all times during which the construction is in progress.

                           9.1.4 Construction Requirements.  Once any work of
construction has begun, Tenant shall prosecute with reasonable diligence the same to conclusion. All construction shall be performed in a good and workmanlike manner, shall comply with all Applicable Law and shall be completed in conformance with the plans and specifications approved by Landlord.

                           9.1.5 Notice of Construction; Mechanics' Liens.
Landlord and its representatives shall have the right to go upon and inspect the Premises at all reasonable times upon reasonable prior notice and shall have the right to post and keep posted thereon notices of nonresponsibility, or such other notices which Landlord may deem to be proper for the protection of Landlord's interest in the Premises; provided, however, that such rights shall not unreasonably interfere with Tenant's use or possession of the Premises. Before the commencement of any work which might result in any lien, Tenant shall give to Landlord written notice of its intention to do so in sufficient time to enable the posting of such notices. Subject to Tenant's right to contest any Claim or lien, Tenant shall keep the Premises and the Building free and clear of any and all liens and encumbrances which may arise at any time in connection with the improvement of the Premises by Tenant or its agents and contractors. Subject to Tenant's right to contest any Claim or lien, Tenant shall pay and discharge all expenses incurred by Tenant for the services of mechanics and for the cost of goods and materials supplied by materialmen, and Tenant shall defend, indemnify and hold harmless Landlord and the Premises from and against any Claims by such mechanics or materialmen for labor or services performed or goods supplied at the request of Tenant. Furthermore, subject to Tenant's right to contest any Claim or lien, Tenant shall, at its cost and expense, remove all such mechanics' liens by bond or otherwise within ten (10) working days after the filing thereof. If Tenant desires to contest any Claim or lien, it shall be entitled to do so on the condition that Tenant first shall either (1) furnish Landlord a bond of a responsible corporate surety approved by Landlord in such amount as is sufficient to cause discharge of the lien of record, and conditioned on the discharge of the lien, or (2) furnish Landlord with other assurances satisfactory to Landlord that Landlord will be protected from the effect of such Claim or lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant shall not have paid, as and when required by this Paragraph 9.1.5, any charge for which a mechanic's lien claim and suit to foreclose the lien have been filed, or if Tenant shall not have given Landlord security to protect the Premises and Landlord against such Claim or lien as required by this Paragraph 9.1.5, Landlord, upon five (5) days notice to Tenant, may (but shall not be required to) pay said lien or Claim including any costs, in which event the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due and owing from Tenant to Landlord. Tenant shall pay the same to Landlord together with interest on the full amount thereof at the Default Rate from the date of Landlord's payment until paid. If any Claims or liens are filed against the Premises or, if any action affecting title to the Premises is commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.

                           9.1.6 Notice of Completion.  Upon completion of any
construction, Tenant shall file or cause to be filed a notice of completion. Tenant hereby appoints Landlord as Tenant's attorney-in-fact solely for the purpose of filing the notice of completion if Tenant fails to do so after the construction has been Substantially Completed.

                           9.1.7 As-Built Plans.  On completion of any
construction, Tenant shall give Landlord notice of all changes in plans or specifications made during the course of the work and, at the same time and in the same manner, shall supply Landlord with "as built" drawings accurately reflecting all such changes.

                           9.1.8 Ownership of Improvements. All improvements and
fixtures existing on the Premises, including (without limiting the generality of the foregoing) all wallcoverings, carpeting, flooring, built-in cabinet work, paneling and the like, all electrical, mechanical, and plumbing equipment and related ducts, shafts, and conduits, all exterior venting fume hoods, walk-in freezers and refrigerators, clean-rooms, climatized rooms, electrical panels and power back-up distribution systems, shall be the property of Landlord and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Lease Term. In the event that Tenant desires to make any alterations, additions or improvements upon the Premises during the Lease Term, Tenant shall submit to Landlord proposed final plans therefor, together with an identification (the "Identification Notice") of which of the proposed alterations, additions or improvements Tenant elects to remain property of Tenant to be removed by Tenant at the end of the Lease Term (each a "Tenant-Owned Alteration"). If Landlord fails to respond in writing to the Identification Notice within fifteen (15) days after Landlord's receipt of the Identification Notice, then Landlord shall be deemed to have consented that any proposed alteration, addition or improvement expressly designated as a Tenant-Owned Alteration shall become property of Tenant. All other proposed alterations, additions and improvements shall become the property of Landlord (each a "Landlord-Owned Alteration"). If Tenant thereafter elects to make such proposed alterations, additions or improvements, then (a) all Landlord-Owned Alterations shall become property of Landlord and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Lease Term, and (b) all Tenant-Owned Alterations shall remain the property of Tenant and shall be removed by Tenant at or prior to the end of the Lease Term. Tenant shall repair all damage resulting from its removal of Tenant-Owned Alterations, and restore the affected area to the condition existing prior to installation of Tenant-Owned Alterations. Nothing in the foregoing shall be construed to imply that Tenant's Equipment (as defined in Paragraph 13.2 below) or other property of Tenant may become the property of Landlord. All articles of personal property, business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease, provided that removal of the same shall not materially affect or damage the Building's electrical, mechanical, or plumbing systems. Any items of Tenant's improvements which are paid for by Landlord shall belong to Landlord and shall not be regarded as owned by Tenant. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord, at its option, upon written notification to Tenant, may remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and reasonable attorneys' fees and storage charges on such effects, for any length of time that the same shall be in Landlord's possession. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease, Landlord, at its option, without notice, may sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon the amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

                  9.2 Landlord Not Responsible. Landlord's approvals as required by this Lease shall not make Landlord responsible for the improvement with respect to which an approval is given or the construction thereof, and Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), and hold Landlord and the Premises harmless from and against any Claims arising out of or in connection with any construction in, on or about the Premises or any labor dispute arising in connection therewith.

         10. UTILITIES AND SERVICES.

                  10.1 Tenant's Responsibility. Tenant shall be responsible for all utility and other services to the Premises, at Tenant's sole cost and expense. All such utility services shall be separately metered, and Tenant shall pay all costs therefor, including, without limitation, connection charges and billing deposits. Tenant shall pay (directly to the provider and prior to delinquency) for all water, gas, electricity, sewer, telephone, cable television and other utilities which may be furnished to the Premises during the term of this Lease. Tenant shall indemnify and hold harmless Landlord against any Claims of third parties for any damages to such third parties as may result from any failure or interruption of utility service to such third parties arising out of or attributable to the installation, maintenance or operation of Tenant's utilities.

                  10.2 Landlord Not Responsible. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service .; provided, however, Tenant may terminate this Lease if the failure or interruption of any utility service is the fault of Landlord, persists for more than ninety (90) days, and materially interferes with Tenant's ability to conduct its business on the Premises; provided further, Tenant may not terminate this Lease if the failure or interruption of any utility service is the fault of neither Landlord nor Tenant. However, in all events, Tenant shall be entitled to abate Monthly Rent on account of any failure or interruption that persists for more than 30 days to the extent rental interruption insurance proceeds are available to and received by Landlord.

         11. MAINTENANCE AND REPAIRS.

                  11.1 Maintenance and Repair of the Premises.

                           11.1.1 Tenant, at its sole cost and expense, shall
maintain and keep the Premises, all improvements thereon, and all appurtenances thereto, including but not limited to sidewalks, parking areas, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities, and all signs, both illuminated and non-illuminated that are now or hereafter on the Premises, in first class condition and in a manner consistent with the Permitted Use (as defined in Paragraph 6.1 above). Tenant shall make all such repairs, replacements and improvements including, without limitation, all HVAC, plumbing, and electrical repairs, replacements and improvements required and shall keep the same free and clear from all rubbish and debris. All repairs made by Tenant shall be at least equal in quality to the original work, shall be made only by a licensed, bonded contractor approved in advance by Landlord; provided, however, that such contractor need not be bonded or approved by Landlord if the non-structural alterations, repairs, additions or improvements to be performed do not exceed One Hundred Thousand Dollars ($100,000) in value. Landlord may impose reasonable restrictions and requirements with respect to such repairs. Tenant shall not take or omit to take any action, the taking or omission of which shall cause waste, damage or injury to the Premises. Tenant shall indemnify, defend (by legal counsel acceptable to Landlord) and hold harmless Landlord from and against any and all Claims arising out of the failure of Tenant or Tenant's Agents to perform the covenants contained in this paragraph. "Tenant's Agents" shall be defined to include Tenant's officers, directors, employees, affiliates, agents, contractors, invitees, customers and subcontractors.

                           11.1.2 Tenant shall maintain the lines designating
the parking spaces in good condition and paint the same as often as may be necessary, so that they are easily discernable at all times; resurface the parking areas as necessary to maintain it in good condition; paint any exterior portions of the Building as necessary to maintain them in good condition; maintain the roof in good condition; and to take all reasonable precautions to insure that the drainage facilities of the roof are not clogged and are in good operable condition at all times.

                           11.1.3 Tenant shall at all times during the term of
this Lease, and at Tenant's expense, maintain the exterior of the Building, the parking areas, landscaping, drainage systems, sprinklers and all other portions of the Premises visible from the surrounding streets in a commercially reasonable condition, and shall maintain attractive screens, barricades or enclosures around any waste or storage areas.

                           11.1.4 Notwithstanding the foregoing, Landlord shall
be responsible at its cost and expense for repairs, maintenance and replacement of the structural components of the footings, foundation, ground floor slab, roof and load bearing walls.

                           11.1.5 There shall be no abatement of Rent and no
liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein.

                  11.2 Landlord's Right to Maintain. During the Lease Term, except as expressly provided in the Lease, Landlord shall not be required to maintain or make any repairs or replacements of any nature or description whatsoever to the Premises, except for repairs, maintenance and replacement of the structural components of the footings, foundation, ground floor slab, roof and load bearing walls. Tenant hereby expressly waives the right to make repairs at the expense of Landlord as provided for in any statute or law in effect at the time of execution of this Lease, or in any other statute or law which hereafter may be enacted. Notwithstanding the foregoing, if Tenant shall fail, after reasonable notice, to maintain or to commence and thereafter to proceed with diligence to make any repair or replacement required of it pursuant to the terms of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such Default, may so maintain or make such repair or replacement and may charge Tenant for the cost thereof. Any expense reasonably incurred by Landlord in connection with the making of such repairs may be billed by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable within ten (10) days after such billing, or at Landlord's option, may be deducted from the Security Deposit.

                  11.3 Landlord's Right of Entry for Repairs. Landlord and Landlord's agents shall have the right to enter upon the Premises, or any part thereof, for the purpose of performing any repairs or maintenance Landlord is permitted or required to make pursuant to this Lease, and of ascertaining the condition of the Premises or whether Tenant is observing and performing Tenant's obligations hereunder, all without unreasonable interference from Tenant or Tenant's Agents. Except for emergency maintenance or repairs, the right of entry contained in this paragraph shall be exercisable at reasonable times, at reasonable hours and on reasonable notice.

                  11.4 Reserve Account. In the event, at any time, Tenant's cash balance, including cash equivalent short and long term investments (as disclosed in its filings with the Securities and Exchange Commission) drops below $25,000,000, Tenant shall, on the first day of each calendar month thereafter of the Lease Term, deposit into a segregated, interest bearing bank account in a federally insured bank or savings institute an amount equal to one percent (1%) of the Monthly Rent due for that month, to provide for future replacements to improvements and fixtures within the Premises (the "Reserve Account"). The Reserve Account shall remain the property of Tenant, but disbursements from the Reserve Account shall be made only by joint check executed by Landlord and Tenant upon the mutual consent of Landlord and Tenant, which consent shall not be unreasonably withheld. Landlord shall, within ten (10) days after the receipt of a written request, either sign any such check or convey in writing to Tenant any objections to signing the check, and shall thereafter diligently work with Tenant to resolve any differences with regard to the disbursement. Notwithstanding the foregoing, if Tenant, pursuant to the Lease, is required to make certain repairs, improvements, or replacements to the Premises but fails to do so within the time allowed hereunder (subject to any applicble cure period), then Landlord, as provided under the Lease, may make such repairs, improvements, or replacements, and may disburse funds from the Reserve Account, without Tenant's consent or signature on the disbursement check(s), to pay for the cost of the repairs, improvements, or replacements. Any amount in the Reserve Account remaining at the expiration of the Lease shall remain the property of Tenant. The Reserve Account shall have a maximum balance of One Hundred Thousand Dollars ($100,0000), however, should disbursements from the Reserve Account thereafter reduce the balance thereof below One Hundred Thousand Dollars ($100,000), then Tenant must recommence making the full monthly deposits required hereunder until such time, if ever, the Reserve Account again reaches said maximum balance or Tenant's cash balance equals or exceeds $25,000,000.

         12. ADVERTISING SIGNS. Tenant may construct and maintain reasonable signage on the Premises. Such construction and maintenance shall comply with all Applicable Law. Notwithstanding anything to the contrary herein, signage on the Premises as of the Effective Date shall be deemed approved by Landlord.

         13. FIXTURES AND PERSONAL PROPERTY.

                  13.1 Removal of Fixtures. Except as provided in Paragraphs
9.1.8 or 13.2 herein, Tenant shall not remove any fixtures belonging to Landlord from the Premises without Landlord's prior written consent (not to be unreasonably withheld, conditioned or delayed); provided, however, Tenant shall have the right to sell or dispose of any existing building machinery, equipment or fixtures subject to this Lease which may have become obsolete or unfit for use or which are no longer useful, necessary or profitable in the conduct of Tenant's business, so long as (i) the Premises retain its primary use consistent with the Permitted Use, and (ii) Tenant shall have substituted or promptly shall substitute for the property so removed from the Premises other building machinery, equipment or fixtures not necessarily of the same character but at least of equal quality in the performance of the particular function in question as that of the property so removed unless, in Tenant's reasonable opinion, the property so removed was performing an obsolete function and replacement thereof is not necessary or appropriate to maintain the operation or character of the Premises or its overall value without impairment. Tenant shall give Landlord written notice of each material fixture removed by Tenant. All built-ins and fixtures installed in or attached to the Premises by Tenant must be new or like new when so installed or attached.

                  13.2 Trade Fixtures and Personal Property. Any trade fixtures, equipment, stock, inventory, machines (other than HVAC or other built-in machines or machinery, as provided in Paragraph 9.1.8), signs and other personal property of Tenant not permanently affixed to the Premises ("Tenant's Equipment") shall remain the property of Tenant. Landlord agrees that Tenant shall have the right, at any time, and from time to time, to remove any and all of Tenant's Equipment which it may have stored or installed in the Premises. Tenant, at its sole cost and expense, immediately shall repair any damage occasioned to the Premises by reason of the removal of Tenant's Equipment and, upon the last day of the Lease Term or upon earlier termination of this Lease, shall leave the Premises in a neat and clean condition, free of debris, and in as good a condition as that existing on the Lease Commencement Date, reasonable wear and tear excepted, with all HVAC and other Building systems in good and operable condition.

                  13.3 Taxes on Trade Fixtures and Personal Property. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon its trade fixtures, leasehold improvements (including, but not limited to, those Tenant is allowed or required to make in accordance with the provisions of this Lease), merchandise and other personal property in, on or upon the Premises. If any such items of property are assessed together with property owned by Landlord, then, and in such event, such assessment shall be equitably divided between Landlord and Tenant.

                  13.4 Ownership of Tenant's Equipment. All Tenant's Equipment shall be and remain the property of Tenant during the Lease Term. Tenant shall bear all costs and expenses incurred in installing, removing, storing or disposing of Tenant's Equipment pursuant to this paragraph and Paragraph 27 and shall repair at its expense all damage to the Premises caused by the installation and removal thereof, whether effectuated by Tenant or Landlord (as provided in Paragraph 27).

         14. TENANT'S COVENANT. Tenant covenants and agrees that as to its leasehold estate and use and occupancy of the Premises, Tenant and all persons in possession or holding under Tenant shall conform to and shall not violate any Applicable Law.

         15. INDEMNITY - WAIVER OF SUBROGATION.

                  15.1 Indemnification. Tenant shall indemnify, defend, and hold Landlord and its agents, employees, directors, officers, managers, members, partners, affiliates, independent contractors, and property managers (collectively, "Landlord's Agents" or "Agents") harmless from and against any and all claims, demands, liability, loss or damage, whether for injury to or death of persons or damage to real or personal property, arising out of or in connection with the Premises, Tenant's use of the Premises, any activity, work, or other thing done, permitted, or suffered by Tenant in or about the Building, or arising from any reason or cause whatsoever in connection with the use or occupancy of the Premises by any party during the term of this Lease, except to the extent caused by the willful act or gross negligence of the Landlord or its Agents. Tenant shall further indemnify, defend, and hold Landlord and Landlord's Agents harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant or any officer, agent, employee, guest, or invitee of Tenant, and from and against all costs, attorneys' fees, expenses, and liabilities incurred as a result of any such claim or any action or proceeding brought thereon. In any case, action, or proceeding brought against Landlord or Landlord's Agents by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises from any cause arising prior to the later of the termination of this Lease or the date Tenant is no longer in possession of the Premises (except for such damage or injury caused by Landlord's or its Agents' willful misconduct or gross negligence), and Tenant hereby waives all claims in respect thereof against Landlord and Landlord's Agents. Tenant's obligation to indemnify under this paragraph shall include attorneys' fees, investigation costs, and other reasonable costs, expenses, and liabilities incurred by Landlord and Landlord's Agents. If the ability of Tenant to use the Premises or the Building is interrupted for any reason, Landlord and Landlord's Agents shall not be liable to Tenant for any loss or damages occasioned by such loss of use, except to the extent such loss or damages is caused by Landlord's or its Agents' willful misconduct or gross negligence. Landlord shall indemnify, defend, and hold Tenant and Tenant's Agents harmless from and against any and all claims, demands, liability, loss or damage, whether for injury to or death of persons or damage to real or personal property, arising out of or in connection with the Premises, the use of the Premises, any activity, work, or other thing done, permitted, or suffered by in or about the Building, or arising from any reason or cause whatsoever in connection with the use or occupancy of the Premises by any party during the term of this Lease, to the extent caused by the willful act or gross negligence of Landlord or its Agents.

                  15.2 Limitation on Landlord Liability. Neither Landlord nor Landlord's Agents shall be liable for loss or damage to any property by theft or otherwise, or for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Building or from the pipes, appliances, or plumbing works therein or from the roof, street, or subsurface or from any other place resulting from dampness or any other cause whatsoever, except to the extent caused by or due to the gross negligence or intentional acts of Landlord or Landlord's Agents. Except as otherwise provided herein, neither Landlord nor Landlord's Agents, shall be liable for interference with the light or other rights or loss of business by Tenant, nor shall Landlord or Landlord's Agents be liable for any latent defect in the Premises. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment belonging to Landlord.

                  15.3 Waiver of Subrogation. Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property or the Premises, caused by or resulting from risks insured against under any policies carried by the parties; provided, however, that this paragraph shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of Landlord or Tenant. To the extent available, the parties shall cause each insurance policy obtained by it hereunder to provide a waiver of subrogation. Tenant's insurer shall either waive subrogation rights against Landlord or, if Tenant's insurance company does not waive the right of subrogation against Landlord and its insurance company, Tenant shall (a) maintain during the Lease Term fire and commercial liability coverage with respect to the Premises, and (b) pay to Landlord upon demand Landlord's cost incurred in securing fire and commercial liability insurance protecting Landlord upon the destruction of Tenant's property.

         16. INSURANCE.

                  16.1 Property Insurance. During the Lease Term and to the extent not contracted for directly by Landlord pursuant to Paragraph 16.11, Tenant shall keep and maintain, or cause to be kept and maintained, at Tenant's sole cost and expense, a policy or policies of insurance on the Premises insuring the same against loss or damage by the following risks: fire and extended coverage, vandalism, malicious mischief, plate glass and sprinkler leakage (if sprinklers are required in the Building under applicable building code provisions, or are installed by Tenant in the absence of such requirement) in amounts at all times sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount payable thereunder not less than Full Replacement Value of the Premises. The term "Full Replacement Value" shall mean actual replacement cost, including changes required by new building codes or ordinances (exclusive of the cost of excavation, foundations and footings). Such insurance shall show, as a loss payee in respect of the Premises, Landlord, Tenant and any Lender required to be named pursuant to its mortgage documents, as their interests may appear.

                  16.2 Comprehensive Liability Insurance. During the Lease Term, Tenant shall keep and maintain, or cause to be kept and maintained, at Tenant's sole cost and expense, a policy or policies of comprehensive general public liability insurance, showing, as an additional insured in respect of the Premises, Landlord, Tenant, any management company retained by Landlord to manage the Premises, any ground lessor and any mortgagee of Landlord required to be named pursuant to its mortgage documents. Such policy shall insure against any and all Claims for injuries to persons, loss of life and damage to property occurring upon, in or about the Premises (including coverage for liability caused by independent contractors of Tenant or Subtenant working in or about the Premises), with minimum coverage in an amount not less than a Five Million Dollars ($5,000,000) combined single limit with respect to all bodily injury, death or property damage in any one accident or occurrence. In the event of a Claim relating to the Premises, the amount of any deductible or self-insured retention and/or any award in excess of the policy limits shall be the sole responsibility of Tenant. The insurance shall include a broad form contractual liability endorsement insuring Tenant's indemnity obligation under Paragraph 15.1, and a boiler and machinery liability endorsement.

                  16.3 Other Insurance.

                           16.3.1 In addition to all other insurance required to
be carried by Tenant, Tenant, throughout the Lease Term, shall provide and keep in force at Tenant's sole cost and expense:

                                    (a) Such further insurance against such
other hazards and risks and in such amounts as the ground lessor or the holder of any mortgage or deed of trust lien may require under to the terms of such liens consistent with commercially reasonable practice.

                                    (b) To the extent not contracted for
directly by Landlord pursuant to Paragraph 16.11, Rental value insurance with respect to the Premises, covering risk of loss of rental due to the Landlord from the occurrence of any of the hazards described above in Paragraph 16.1, in an amount not less than the aggregate requirements for the period of eighteen
(18) months following the occurrence of the casualty for Rent and premiums on the insurance required to be carried pursuant to this Paragraph 16;

                                    (c) Worker's Compensation insurance to the
full extent required under the law of the State of California;

                                    (d) Insurance on Tenant's Equipment,
personal property and other contents in, on or about the Premises insuring against loss or damage by all risks referred to in Paragraph 16.1 in amounts equal to ninety percent (90%) of their full replacement value;

                                    (e) During any period of construction in the
Premises and any other construction, Builder's All Risk Insurance with Completed Operations Coverage; and

                                    (f) Other insurance required by Landlord,
including, terrorism, flood, earthquake and environmental remediation, in types and amounts consistent with commercially reasonable practice, but excluding earthquake coverage, and to the extent not contracted for directly by Landlord pursuant to Paragraph 16.11.

                  16.4 Insurers; Primary Insurance. All policies of insurance provided for herein shall be on an occurrence basis and shall be issued by insurance companies with a general policy holder's rating of not less than A-and a financial rating of not less than Class XV as rated in the most current available "Best's" Insurance Reports. Such insurance companies shall be qualified to do business in the State of California. All such policies shall be issued in the names of Landlord, Tenant, any ground lessor and Lender (or its successors and assigns), and shall be for the mutual and joint benefit and protection of Landlord, Tenant, any ground lessor and Landlord's mortgagee or beneficiary. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, nevertheless shall be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance must contain a provision that the company writing said policy will give to Landlord thirty (30) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Tenant shall, upon request from Landlord from time to time, immediately deliver to Landlord copies of all insurance policies (including the declarations pages) in effect with respect to Tenant's business and the Premises.

                  16.5 Blanket Policy. Notwithstanding anything to the contrary contained within this Paragraph 16, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that Landlord, any ground lessor and Lender shall be named as an additional insured thereunder as their interests appear, the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and the requirements set forth herein are otherwise satisfied.

                  16.6 Deductibles. The deductible amounts, if any, with respect to all insurance, which Tenant is required to maintain hereunder, shall not exceed One Hundred Thousand Dollars ($100,000) per claim or occurrence, except in the case of earthquake insurance, which deductibles may exceed this amount if consistent with commercially reasonable practice. The amount of the deductibles, if any, within this limitation shall be a business decision by Tenant; under no circumstances shall Landlord be required to reimburse Tenant for the amount of any deductible incurred by Tenant in connection with any insured event, even if the event resulting in the claim was caused or contributed to by Landlord's or Landlord's Agents' gross negligence or willful misconduct.

                  16.7 Certificates. Upon the execution and delivery of this Lease and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore maintained, Tenant shall deliver to Landlord certificates of insurance with respect to the policies of insurance required by this Lease or duplicate originals of all such policies. Landlord, upon reasonable notice, may inspect and copy any policies of insurance, and any records relating thereto kept and maintained by Tenant.

                  16.8 No Separate Insurance. Tenant shall not take out separate insurance with respect to the Premises, concurrent in form or contributing in the event of loss with that required to be furnished by Tenant under this Lease, unless Landlord, and such other persons required to be named as insureds as provided in this Lease, are also included therein as named insureds, respectively, with loss payable as provided in this Lease. Tenant immediately shall notify Landlord of the taking out of any such separate insurance and shall deliver a certificate or certificates therefor to Landlord.

                  16.9 Adjustment in the Event of Loss. Except as otherwise provided herein, and subject to the rights of Lender, all insurance proceeds payable with respect to any damage or destruction to the Premises (but not with respect to Tenant's personal property, it being understood that insurance proceeds allocable to Tenant's personal property shall be payable directly to Tenant) shall be payable to Landlord. If Tenant undertakes to repair said damage in accordance with Paragraph 17 below, the proceeds shall be made available to Tenant and used to fund the reconstruction. In all other events, the proceeds shall be the sole property of Landlord except otherwise expressly provided herein. Tenant shall be entitled to compromise, adjust or settle, with Landlord's approval, any and all claims with respect to the Premises. Each party agrees to execute and deliver to the other party such releases, endorsements and other instruments as the other party reasonably may require in order to compromise, adjust or settle any insurance claim which such other party shall be entitled to compromise, adjust or settle pursuant to this paragraph and to enable the other party or its designee to collect such insurance proceeds as are payable in respect of such claim.

                  16.10 Proration Upon Termination. If any of the insurance required to be carried by Tenant hereunder is still in effect at the termination of this Lease, Landlord may elect to terminate such insurance, or Landlord shall reimburse Tenant for the pro rata portion of the premium paid by Tenant for such insurance based upon the number of days remaining unexpired in such insurance.

                  16.11 Landlord's Option to Maintain Coverage. Notwithstanding anything to the contrary in this Paragraph 16, Landlord may, at its election and upon ten (10) days notice to Tenant, keep and maintain any of the insurance policies required hereunder, the cost of which shall be paid by Tenant as Additional Rent, to the extent the cost is commercially reasonable and not materially greater than the cost Tenant would otherwise have paid for such coverage.

         17. DAMAGE OR DESTRUCTION.

                  17.1 Partial Destruction. If the Premises or the Building are damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord's contractor reasonably estimates in a writing delivered to Landlord and Tenant that the damage thereto may be repaired, reconstructed or restored to substantially its design and quality condition immediately prior to such damage within one hundred eighty
(180) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to subparagraph 17.5 below to cover Tenant's obligation for the costs of repair, reconstruction and restoration of any portion of Tenant's improvements or alterations for which Tenant is responsible under this Lease), then Landlord agrees to commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease will continue in full force and effect. Tenant agrees to assist Landlord as required to ensure that such space is returned to its

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

original level of quality and functionality.

                  17.2 Substantial Destruction. Any damage or destruction to the Premises or the Building which Landlord is not obligated to repair pursuant to subparagraph 17.1 above will be deemed a substantial destruction. In the event of a substantial destruction, Landlord may elect to either (i) repair, reconstruct and restore the portion of the Building or the Premises damaged by such casualty, in which case this Lease will continue in full force and effect, subject to Tenant's termination right contained in subparagraph 17.4 below; or
(ii) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.

                  17.3 Notice. Under any of the conditions of subparagraphs 17.1 or 17.2 above, Landlord agrees to give written notice to Tenant of its intention to repair or terminate, as permitted in such paragraphs, within the earlier of thirty (30) days after the occurrence of such casualty, or fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor (the applicable time period to be referred to herein as the "Notice Period").

                  17.4 Tenant's Termination Rights. If Landlord elects to repair, reconstruct and restore pursuant to subparagraph 17.2 (i) hereinabove, and if Landlord's contractor estimates that as a result of such damage, Tenant cannot be given reasonable use of and access to the Premises within three hundred sixty-five (365) days after the date of such damage, then Tenant may terminate this Lease effective upon delivery of written notice to Landlord within ten (10) days after Landlord delivers notice to Tenant of its election to so repair, reconstruct or restore.

                  17.5 Tenant's Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant agrees to immediately (i) notify Landlord thereof, and (ii) deliver to Landlord all property insurance proceeds received by Tenant with respect to any Tenant alterations or improvements installed by or at the cost of Tenant, but excluding proceeds for Tenant's furniture, fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this Paragraph 17, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any alterations or improvements installed by or at the cost of Tenant from any and all casualties), Tenant fails to receive insurance proceeds covering the full replacement cost of any tenant improvements installed by or at the cost of Tenant and any alterations which are damaged, Tenant will be deemed to have self-insured the replacement cost of such items, and upon any damage or destruction thereto, Tenant agrees to immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items

                  17.6 Abatement of Rent. In the event of any damage, repair, reconstruction and/or restoration described in this Paragraph 17, Monthly Rent will be abated or reduced, as the case may be, from the date of such casualty, in proportion to the degree to which Tenant's use of the Premises is impaired during such period of repair until such use is restored. Except for abatement of Monthly Rent as provided here in above, Tenant will not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises or for lost profits or any other consequential damages of any kind or nature, which result from any such damage, repair, reconstruction or restoration.

                  17.7 Inability to Complete. Notwithstanding anything to the contrary contained in this Paragraph 17, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or the Premises pursuant to subparagraphs 17.1 or 17.2 (i) above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is sixty (60) days after the date estimated by Landlord's contractor for completion thereof by reason of any causes (other than delays caused by Tenant, its subtenants, employees, agents or contractors or delays which are beyond the reasonable control of Landlord which delays in no event shall exceed a total of ninety (90) days), then either Landlord or Tenant may elect to terminate this Lease upon ten (10) days prior written notice given to the other after the expiration of such sixty (60) or ninety (90) day period.

                  17.8 Damage Near End of Term. Landlord and Tenant shall each have the right to terminate this Lease if any damage to the Premises occurs during the last twelve (12) months of the Term of this Lease where Landlord's contractor estimates in a writing delivered to Landlord and Tenant that the repair, reconstruction or restoration of such damage cannot be completed within sixty (60) days after the date of such casualty. If either party desires to terminate this Lease under this subparagraph 17.8, it shall provide written notice to the other party of such election within ten (10) days after receipt of Landlord's contractor's repair estimates.

                  17.9 Waiver of Termination Right. Landlord and Tenant agree that the foregoing provisions of this Paragraph 17 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter in force which provide remedies for damage or destruction of leased premises (including, without limitation, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

                  17.10 Upon any termination of this Lease under any of the provisions of this Paragraph 17, the parties will be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have accrued and are unpaid as of the date of termination and matters which are to survive any termination of this Lease as provided in this Lease.

         18. ASSIGNMENT AND SUBLETTING.

                  18.1 No Assignment. Tenant shall neither voluntarily nor by operation of law assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit any other person (excepting Tenant's agents and employees) to occupy the Premises or any portion thereof, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Premises shall not constitute a waiver of Landlord's right to require consent to any subsequent assignment, subletting or other transfer. If Tenant is a corporation, unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-five percent (45%) of all outstanding stock or interests, or liquidation thereof, shall be deemed an assignment within the meaning and provisions of this paragraph; provided, however, the transfer, assignment or hypothecation or any stock in a corporation or partnership which is a reporting company under the Securities Exchange Act of 1934 shall not be deemed an assignment within the meaning and provisions of this paragraph. The sale of all or substantially all of the assets of Tenant, or the assignment of the Lease to an entity into which Tenant is merged or with which Tenant is consolidated, shall be deemed an assignment within the meanings and provisions of this paragraph, unless the successor entity has a net worth equal to or greater than Tenant's net worth immediately prior to the transfer. Tenant shall reimburse Landlord for all of Landlord's reasonable costs and attorneys' fees incurred in conjunction with the processing and documentation of any required consent to assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises, in an amount not to exceed Ten Thousand Dollars ($10,000) for any one transfer. Notwithstanding the foregoing, Tenant shall have the right, without the consent of Landlord, to assign its rights and obligations pursuant to this Lease to a parent, subsidiary or affiliate, provided that Tenant remains obligated under the Lease. For purposes of this Paragraph, the term "subsidiary" shall mean and refer to any subsidiary of Tenant in which Tenant owns sixty percent (60%) or more of the voting stock of such subsidiary. For purposes of this Paragraph, the term "affiliate" shall mean and refer to any entity in which Tenant or parent of Tenant owns sixty percent (60%) or more of the voting stock or ownership interest of such entity. Landlord hereby consents to Tenant's sublease of approximately 19,000 rentable space feet of the Premises to Ambit Biosciences and 6000 rentable square feet of the Premises to Diversified Properties, and the continued ability to renew the subleases of such space in the future.

                  18.2 Consent Required. Landlord's consent to any assignment, sale, encumbrance, pledge or other transfer shall not be unreasonably withheld, conditioned or delayed. It shall not be unreasonable for Landlord to base its determination as to whether consent will be granted in any specific instance on, without limitation, the following factors: (a) whether the transferee's use of the Premises will be compatible with the provisions of this Lease; (b) the financial capacity of the transferee; (c) the business reputation of the transferee; (d) the quality and type of the business operations of the transferee; and (e) the business experience of the proposed transferee. This list of factors is not intended to be exclusive, and Landlord may rely on such other reasonable basis for judgment as may apply from time to time.

                  18.3 Procedure to Obtain Consent. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portions thereof, it first shall notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name and legal composition of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment and all transfer documents relating to the proposed transfer; and (iv) such reasonable business and financial information as Landlord may request concerning the proposed subtenant or assignee. Any request for Landlord's approval of a sublease or assignment shall be accompanied with a check in such reasonable amount (not to exceed Ten Thousand Dollars [$10,000]) as Landlord shall advise for the cost of review and preparation, including reasonable attorneys' fees, of any documents relating to such proposed transfer. The provisions and conditions of any proposed sublease or assignment must not be inconsistent with any provision of this Lease, and must address all matters contained in this Lease. In addition, any transferee other than a subtenant of less than all of the Premises must expressly assume all of the obligations of Tenant under this Lease. Notwithstanding the assumption of the obligations of this Lease by the transferee, no subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its continuing obligation to pay the rent and perform all the other obligations to be performed by Tenant hereunder. The obligations and liability of Tenant hereunder shall continue notwithstanding the fact that Landlord may accept rent and other performance from the transferee. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

                  18.4 Writing Required. Each permitted assignment or sublease shall be consummated by an instrument in writing executed by the transferor and transferee in form satisfactory to Landlord. Each assignee and subtenant (other than a subtenant of less than all of the Premises) shall agree in writing for the benefit of the Landlord herein to assume all obligations of Tenant hereunder, including the payment of all amounts due or to become due under this Lease directly to the Landlord. One executed copy of such written instrument shall be delivered to the Landlord.

                  18.5 Transfer Premiums. If Tenant assigns or sublets its rights under this Lease, Tenant shall pay to Landlord as Additional Rent, after Tenant has recovered any relevant leasing commissions, costs of tenant improvements and other expenses of the assignment or sublease, fifty percent (50%) of all of such excess consideration due and payable to Tenant from said assignment or sublease to the extent said consideration exceeds the Rent, or a pro rata portion of the Rent in the event only a portion of the Premises is sublet.

         19. NO ENCUMBRANCE. Without Landlord's prior written consent, Tenant shall not mortgage, encumber or hypothecate its interest in this Lease, the Premises or the Building.

         20. HAZARDOUS MATERIALS.

                  20.1 Hazardous Materials. Tenant shall not use, store, dispose of or permit to remain on the Premises, the Building, the Land, or any adjacent property other than in the normal course of business and in compliance with all applicable laws, any solid, liquid or gaseous matter or any combination thereof, which is or may become, hazardous, toxic or radioactive including, but not limited to, any substance, gas, or waste, which is included in the definition of "hazardous substance," "toxic substance," "hazardous waste," or "toxic waste" under any federal, state, or local law, ordinance, or regulation, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 (as may be amended from time to time) or any material which, if discharged, leaked or emitted or permitted to be discharged, leaked or emitted into the atmosphere, the ground or any body of water, does or may (i) pollute or contaminate the same, or (ii) adversely affect (A) the health or safety of persons, whether on the Premises or anywhere else, (B) the condition, use or enjoyment of the Premises or anywhere else, or (C) the Premises, the Building or any of the improvements thereon (all of the foregoing collectively referred to herein as "Hazardous Materials").

                  20.2 Testing. At reasonable times and upon reasonable prior notice, prior to the expiration or earlier termination of the Lease Term, Landlord shall have the right to conduct (a) hazardous material and waste investigation(s) of the Premises and (b) if Landlord has reasonable cause to believe that any contamination exists on, in, under, or around the Building or the Premises, such other tests of the Premises and the Building as are reasonably necessary or desirable to demonstrate whether contamination has occurred as a result of Tenant's use of the Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its Agents and contractors harmless from and against any and all Claims, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination, except for Claims caused by Landlord's or its Agents' gross negligence or willful misconduct. Tenant shall pay for the reasonable cost of the investigations and other tests of the Premises.

                  20.3 Duty to Dispose. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove the same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for the storage or disposal of such matter in a clean and sanitary condition. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system of the Building (i) for the disposal of anything except sanitary sewage, or (ii) for disposal of sewage in excess of the lesser of the amount (A) reasonably contemplated by the uses permitted under this Lease, or (B) permitted by any governmental entity.

                  20.4 Hazardous Materials Laws. Tenant, at Tenant's own cost and expense, shall comply with all existing and any hereinafter enacted federal, state or local laws pertaining to or governing Hazardous Materials laws. Tenant, at Tenant's own cost and expense, shall make all submissions to, provide all information to and comply with all requirements of any appropriate governmental authority ("Authority") under all federal, state or local laws pertaining to or governing Hazardous Materials. In particular, Tenant shall comply with all laws relating to the storage, use and disposal of Hazardous Materials. Should any Authority require that a clean up or remediation plan be prepared or that a clean up or any other remediation action be undertaken because of any spills or discharges of Hazardous Materials at the Premises or on the Premises or any adjacent property that occur during the Lease Term or after expiration of the Lease Term as a result of Tenant's use of the Premises, then Tenant, at Tenant's own expense, shall prepare and submit the required plans and financial assurances and carry out the approved plans. At no expense to Landlord, Tenant promptly shall provide all information requested by Landlord for preparation of affidavits required by Landlord or for Landlord's own information, to determine the applicability of the Hazardous Materials laws to the Premises and shall execute affidavits promptly when requested to so by Landlord.

                  20.5 Tenant Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against (i) Claims in connection with or arising out of any release, spill or discharge of Hazardous Materials due to, contributed to or caused by the activities of Tenant, Tenant's Agents, third parties who have trespassed on the Premises during the Lease Term or parties in contractual relationship with Tenant or any of them; and (ii) all Claims arising out of Tenant's failure to provide all information, make all submissions and take all steps required by any Authority, under any federal, state or local laws pertaining to or governing Hazardous Materials laws or any other environmental law. Tenant's obligations and liabilities under this paragraph shall survive the expiration or earlier termination of this Lease. Without limiting the foregoing, if the release, spill, leakage, or discharge of any Hazardous Materials on or in the Premises or the Building or any adjacent property, caused or permitted by Tenant results in any contamination of the Premises or the Building or any adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or the Building or any adjacent property, to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld, delayed or conditioned so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Building. Notwithstanding the foregoing, the indemnification herein shall not apply to the initial introduction of Hazardous Materials on or to the Premises by anyone other than the Tenant from and after the date that Tenant is neither the "Tenant" hereunder nor in possession of the Premises ("Tenant Relinquishment Date").

                  20.6 Obligation to Remediate Upon Expiration of Lease. Tenant shall surrender the Premises at the expiration or earlier termination of this Lease free of any Hazardous Materials or contamination and free and clear of all judgments, liens, licenses, restrictions or encumbrances relating thereto and, at its own cost and expense, shall repair all damage and clean up or perform any remedial action necessary relating to any Hazardous Materials or contamination caused by Tenant's operation. Tenant, at its sole cost and expense, shall, following Landlord's request, remove any alterations or improvements that may be contaminated or contain Hazardous Materials.

         21. CONDEMNATION.

                  21.1 Termination of Lease. If the Premises or any portion thereof are Taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of such power, this Lease shall terminate as to the part so Taken as of the date that the condemning authority takes possession. This Lease shall remain in full force and effect with respect to the remaining portion of the Premises. If more than fifty percent (50%) of the square footage of the Building is taken or sold under such threat, either Landlord or Tenant may terminate this Lease as of the date that the condemning authority takes possession by delivery of written notice of such election within twenty (20) days after such party has been notified of the Taking or, in the absence thereof, within twenty (20) days after the condemning authority shall have taken possession. Notwithstanding the foregoing, Tenant's right to terminate this Lease under the preceding sentence is contingent upon all leasehold mortgages (if any) of Tenant being paid in full.

                  21.2 Rent Reduction; Tenant's Obligation To Repair. If this Lease is not terminated by Landlord or Tenant, it shall remain in full force and effect as to the portion of the Premises remaining; provided, however, that the Monthly Rent shall be reduced by the proportion that the floor area of the Building taken bears to the original floor area of the Building. In such event Tenant, at Tenant's sole cost and expense, but subject to the availability of condemnation proceeds therefor, shall restore the Premises to a complete unit of like quality and character, except as to size, as existed prior to the date on which the condemning authority took possession.

                  21.3 Award. All awards for the Taking of any part of the Premises or proceeds from the sale made under the threat of the exercise of the power of eminent domain (other than the portions of such award expressly attributed by the governmental authority to the diminution in value of the leasehold estate which portion, subject to the rights of any ground lessor, shall be the property of Tenant) shall be the property of Landlord, whether made for the Taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award which is made for damage to Tenant's trade fixtures and removable personal property, which is allocated to Tenant's moving expenses and loss of goodwill, which is allocated to the below-market value of the Lease, and to a portion of the award necessary to restore the Premises as provided in Paragraph 21.2 above.

         22. DEFAULT PROVISIONS.

                  22.1 Events of Default. The occurrence of any of the following shall constitute a default hereunder ("Default"):

                           22.1.1 The failure of Tenant to pay or cause to be
paid when past due, within five (5) days after notice, any Rent, monies or other charge required by this Lease to be paid by Tenant;

                           22.1.2 Any default (after expiration of any
applicable notice and cure period) by Tenant under the terms of any leasehold mortgage;

                           22.1.3 The failure of Tenant, within thirty (30) days
after notice, to do or cause to be done any act required by this Lease, or the failure to observe and perform any other provision of this Lease to be observed or performed by Tenant, other than payment of Rent, monies or charges required by this Lease. If a cure cannot be made within thirty (30) days, Tenant shall have an additional reasonable amount of time necessary to complete the cure using its diligent efforts. Notwithstanding the foregoing, if any such failure on the part of Tenant affects the health or safety of others, or would result in the destruction of property, Tenant shall immediately begin to cure and shall use its diligent and best efforts in pursuing said cure to completion;

                           22.1.4 Tenant's causing or permitting, without the
prior written consent of Landlord, any act for which this Lease requires Landlord's prior consent, or if this Lease prohibits such act;

                           22.1.5 Any act of bankruptcy caused, suffered or
permitted by Tenant or, if Tenant is a partnership, any general partner of Tenant. For purposes of this Lease, an "act of bankruptcy" shall include the following: (i) any general assignment or general arrangement for the benefit of creditors; (ii) the filing of any petition by or against Tenant to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy, unless such petition is filed against Tenant and the same is dismissed within ninety (90) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease.

                  22.2 Rights of Landlord. Upon the occurrence, and during the continuance, of any Default, and in addition to any or all other rights or remedies of the Landlord hereunder or by law, Landlord, without further notice or demand of any kind to Tenant or any other person, shall have the following rights and remedies:

                           22.2.1 Landlord has the remedy described in
California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations). Landlord may continue this Lease in full force and effect and enforce all Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due and any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. Landlord may sue monthly, annually or after such equal or unequal periods as Landlord desires for such amounts due.

                           22.2.2 Landlord (whether Landlord elects to continue
this Lease in effect or terminate this Lease and Tenant's right to possession hereunder) may reenter the Premises or take possession pursuant to legal proceedings or pursuant to any notice provided by law, and thereafter collect rent from existing sub-tenants of the Premises, if any, and(or) relet the Premises, in whole or in part, to third parties for Tenant's account at such rent and upon such conditions and for such term as Landlord sees fit. Tenant shall pay to Landlord all costs actually and reasonably incurred in reletting the Premises or improvements thereon, including, without limitation, broker's commissions, repairs, expenses of remodeling required by the reletting and like costs. Landlord may do all other acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary, including removal of all persons and property, which property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. If Landlord shall elect to so relet, rentals received by Landlord from such reletting shall be applied in the following order: (i) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (ii) to the payment of any cost of such reletting; (iii) to the payment of the cost of any alterations and repairs; (iv) to the payment of Rent due and unpaid hereunder; (v) to the payment of any obligations of Tenant under any leasehold mortgage; and (vi) the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If reletting results in the actual payment of rentals at less than the Rent payable during that month by Tenant as required hereunder, Tenant shall pay such deficiency to Landlord from time to time immediately upon demand therefor by Landlord.

                           22.2.3 Landlord, by written notice to Tenant, may
terminate this Lease and Tenant's right to possession of the Premises. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, reletting, or the appointment of a receiver on Landlord's initiative shall not terminate this Lease. If Landlord elects to terminate this Lease, Landlord may recover all of the following:

                                    (a) The worth at the time of award of the
unpaid Rent which had been earned at the time of termination. "Worth at the time of award" shall be computed by allowing interest to accrue at the Default Rate from the first day a breach occurs.

                                    (b) The worth at the time of award of the
amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided. "Worth at the time of award" shall be determined by allowing interest at the Default Rate from the first day a breach occurs.

                                    (c) The worth at the time of award of the
amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided. "Worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest the Premises at the time of award plus six percent (6%).

                                    (d) Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom including, but not limited to, expenses of reletting, attorneys' fees, costs of alterations and repairs, recording fees, filing fees and any other expenses customarily resulting from obtaining possession of Premises and releasing.

                                    (e) At Landlord's election, such other
amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

                           22.2.4 If Tenant shall be in Default in the
observance or performance of any term or covenant on Tenant's part to be observed or performed under this Lease, Landlord may perform (but is not obligated to do so) the same for the account of Tenant, and if Landlord makes expenditures or incurs any obligation for the payment of money thereby, including, but not limited to, attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest thereon at the Default Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord (without offset) immediately upon demand therefor.

                           22.2.5 Landlord, where permitted by applicable law,
may seek to restrain any breach or threatened breach of any of Tenant's obligations hereunder and/or may exercise any and all rights and remedies of a secured party under applicable law with respect to any property in which Landlord is granted a security interest under this Lease or otherwise.

                  22.3 Cumulative Remedies. Any right or remedy of Landlord under this Lease and any other right or remedy that Landlord may have at law, in equity or otherwise upon any Default or breach of any of the Tenant's obligations hereunder shall be distinct, separate and cumulative rights or remedies and no right or remedy, whether exercised or not, shall be deemed to be in exclusion of any other.

                  22.4 Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach by Tenant. The acceptance of Rent hereunder by Landlord after any such breach shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No covenant, term or condition of this Lease or breach thereof by Tenant shall be deemed to have been waived by Landlord unless such waiver is in a writing executed by Landlord.

                  22.5 Curing of Default. Notwithstanding any other provision of this Paragraph 22, if an event of Default, other than for the payment of Rent or other monies owing from Tenant to Landlord hereunder, is of such a nature that the same cannot be cured upon demand by Landlord as specified in any written notice relating thereto, then such event of Default shall be deemed to be cured if Tenant upon such notice shall have commenced to cure such Default and shall continue thereafter with all due diligence to so cure and does so complete the same within a reasonable period of time.

                  22.6 Landlord's Default. If Landlord shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice thereof), Landlord shall be responsible to Tenant for any foreseeable and unavoidable damages sustained by Tenant as a result of Landlord's breach.

                  22.7 Tenant's Right to Perform. If, after such notice to Landlord and Assignee (as defined in Paragraph 22.9 below), if any, Landlord and Assignee shall fail to cure such default as provided herein, Tenant shall have the right, but not the obligation, to cure any such default at Landlord's sole cost and expense including in such expenditure all costs and attorneys' fees incurred to cure such default or breach of Lease. Tenant shall have no right to terminate this Lease for any such default by Landlord unless otherwise specifically provided in this Lease.

                  22.8 Abatement. Except as expressly otherwise provided herein, Landlord and Tenant hereby waive the provisions of any statutes, regulations, ordinances, or court decisions which relate to the abatement of rent or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

                  22.9 Tenant to Notify Mortgagees. If Landlord's estate in the Premises or any part thereof is at any time subject to a mortgage or a deed of trust, and if this Lease or the rentals due from Tenant hereunder are assigned to such mortgagee, trustee or beneficiary (called an "Assignee" for purposes of this paragraph 22 only) and if Tenant is given written notice thereof, including the post office address of such Assignee, Tenant shall give written notice to such Assignee, specifying the default of Landlord in reasonable detail and affording such Assignee a reasonable opportunity to render performance for and on behalf of Landlord. If and when the Assignee has rendered performance on behalf of Landlord, such default shall be deemed cured.

         23. LIMITATION OF LANDLORD'S LIABILITY. If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Premises, and out of rent or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Premises. Neither Landlord nor Landlord's Agents shall be personally liable for any deficiency except to the extent liability is based upon willful and intentional misconduct. If Landlord is a partnership, joint venture, or limited liability company, the partners or members of such partnership or limited liability company, as the case may be, shall not be personally liable and no partner or member of Landlord (or of any affiliated entity) shall be sued or named as a party in any suit or action, or service of process be made against any partner or member of Landlord (or of any affiliated entity), except as may be necessary to secure jurisdiction of the partnership, joint venture, or limited liability company or to the extent liability is caused by willful and intentional misconduct. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. No partner, member, shareholder, director, employee, or agent of Landlord (or of any affiliated entity) shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, member shareholder, director, employee, or agent of Landlord.

         24. SUBORDINATION-ATTORNMENT.

                  24.1 Tenant to Give Evidence of Subordination. Upon written request of Landlord or Tenant, or any mortgagee or deed of trust beneficiary, or lessor of Landlord, Tenant in writing shall subordinate its rights hereunder to the lien of any mortgage or deed of trust now or hereafter in force against the land and buildings comprised of the Premises of which the Premises are a part, and upon any building hereafter placed upon the Premises, and to all advances made or hereafter to be made upon the security thereof; provided that Tenant obtains a non-disturbance agreement reasonably acceptable to Tenant from any such mortgagee or deed of trust beneficiary. On or before the Lease Commencement Date, Landlord, Tenant and existing Lender as of the Lease Commencement Date shall execute and cause to be recorded a subordination and non-disturbance agreement pursuant to his paragraph.

                  24.2 Attornment. If any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by or to which the Landlord is subject covering the Premises, Tenant shall attorn to the purchaser or lessor under said lease upon any such foreclosure, sale or lease termination and recognize such purchaser or lessor as the Landlord under this Lease; provided, however, that the purchaser or lessor shall acquire and accept the Premises subject to this Lease.

                  24.3 Execution of Documents by Tenant. Landlord and Tenant, upon request of the other party or a Lender, shall duly execute in recordable form such instruments and certificates as are necessary to carry out the intent of this Paragraph 24.

         25. QUIET POSSESSION. Subject to the provisions and matters referred to in Paragraph 14 of this Lease, Tenant, upon paying the Rent and performing the covenants and conditions of this Lease, may quietly have, hold and enjoy the Premises during the Lease Term and any Extension Period. Landlord during the Lease Term and any Extension Period shall have the right to develop the unused portion of Parcel 3 without Tenant's prior written consent; provided, however, Landlord (i) assigns reasonable allocations to Landlord of Taxes, insurance and other Operating Expenses reasonably attributable to the portion of Parcel 3 to be developed, including a reasonable allocation of the expenses of the fitness facilities on Parcel 3 which will remain part of the Premises (but only to the extent the tenants of the to-be-constructed building are provided access to said fitness facility), all of which shall be reviewed with and be subject to the reasonable consent of Tenant; (ii) grants Tenant a right of first refusal to lease space in the building to be constructed on Parcel 3; (iii) exercises reasonable care and restrictions on the marshaling, staging and construction of improvements on Parcel 3 so as not to unreasonably interfere with parking, ingress and egress, or otherwise with Tenant's use and occupancy of the Premises; and (iv) pays to Tenant as a development fee (the "Development Fee") the sum of one million dollars ($1,000,000.00) if development is commenced within the first five (5) years of the Lease Term, one million three hundred thousand dollars ($1,300,000.00) as the Development Fee if development is commenced within the last five years of the initial Lease Term, and no Development Fee if development is commenced thereafter For purposes of this paragraph, the term "commenced" shall mean commencement of grading operations on Parcel 3. The Development Fee shall be paid to Tenant at the time development is commenced. In no event shall Landlord have the right to construct improvements on Parcels 1 or 2.

26. MISCELLANEOUS.

                  26.1 Captions and Terms. The captions to all paragraphs of this Lease are for convenience only, are not a part of this Lease, and do not in any way limit or amplify the terms and provisions of this Lease. The masculine pronoun used herein shall include the feminine or the neuter as the case may be, and the use of the singular shall include the plural when appropriate.

                  26.2 Obligations of Successors. Each of the provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof, and all of the provisions hereof shall bind and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns (subject to any restrictions on assignment).

                  26.3 No Joint Venture. Nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture or any other relationship between the parties hereto other than Landlord and Tenant according to the provisions contained herein, or cause Landlord to be responsible in any way for the debts or obligations of Tenant or any other party.

                  26.4 Authority of Tenant. If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that they have the authority to enter into this Lease, that Tenant is a corporation in good standing in the state of its origination, all steps have been taken prior to the date hereof to qualify Tenant to do business in the State of California, all franchise and corporate taxes have been paid to date, and that all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.

                  26.5 No Right of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being lawfully evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the premises by reason of a Default by Tenant hereunder.

                  26.6 Holding Over. If Tenant remains in possession of the Premises (a) after the expiration of the Lease Term without executing a new lease, or (b) after Landlord has declared a forfeiture by reason of a Default by Tenant, then such holding over shall be construed as a tenancy at sufferance from month-to-month, subject to all the conditions, provisions and obligations of this Lease insofar as they are applicable to a month-to-month tenancy, except that the Monthly Rent shall be one hundred twenty-five percent (125%) of the Monthly Rent last due, payable monthly in advance.

                  26.7 Brokers. Tenant and Landlord each warrants and represents that it has had no dealings with any real estate brokers or agents in connection with the negotiation of this Lease, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant and Landlord each shall defend, indemnify and hold the other harmless from and against any and all Claims by any person for any finder's fees or brokerage fees incurred as a result of any action by such indemnifying party.

                  26.8 Non-Merger. There shall be no merger of this Lease, or of the leasehold estate created hereby, with the fee estate in and to the Premises by reason of the fact that this Lease, or the leasehold estate created hereby, or any interest in either thereof, may be held directly or indirectly by or for the account of any person who shall own the fee estate in and to the Premises, or any portion thereof, and no such merger shall occur unless and until all persons at the time having any interest in the fee estate and all persons having any interest in this Lease or the leasehold estate, shall join in a written instrument effecting such merger.

                  26.9 Recordation of Lease. Promptly upon the Lease Commencement Date, Landlord and Tenant shall record a memorandum of this Lease with the County Recorder of San Diego County.

                  26.10 Notices. No notice, request, demand, instruction or other document to be given hereunder to any party shall be effective for any purpose unless personally delivered to the person or delivered by reputable overnight courier, to the addresses set forth in Paragraph 2 above. Notice shall be deemed to have been given when received, if by personal delivery, or the next business day after the date of the courier's receipt of mailing, if by reputable overnight courier. Notice shall not be deemed given unless and until, under the preceding sentence, notice shall be deemed given to all addressees to whom notice must be sent. The addresses and addressees for the purpose of this paragraph may be changed by giving written notice of such change in the manner herein provided for giving notice. Unless and until such written notice is received, the last address and addressee as stated by written notice, or provided herein if no written notice of change has been sent or received, shall be deemed to continue in effect for all purposes hereunder.

                  26.11 Attorneys' Fees. If any action or proceeding (judicial or nonjudicial) is commenced to enforce or interpret this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, together with all other costs and fees incurred by it in attempting to enforce the other party's obligations and/or to protect its rights under this

Lease, whether or not such action or proceeding proceeds to judgment.

                  26.12 No Other Agreements. This Lease represents the entire agreement between the parties hereto and supersedes any and all previous written or oral agreements or discussions between said parties and any other person or legal entity concerning the transactions contemplated herein. There are no representations, warranties or agreements except as specifically set forth in this Lease or to be set forth in the instruments or other documents delivered or to be delivered hereunder.

                  26.13 Amendments. No change in or addition to, or waiver or termination of this Lease, or any part hereof, shall be valid unless in writing and signed by or on behalf of the parties hereto.

                  26.14 No Third Party Benefit. The parties acknowledge and agree that the provisions of this Lease are for the sole benefit of Landlord and Tenant, and not for the benefit, directly or indirectly, of any other person or entity, except as otherwise expressly provided herein.

                  26.15 Exhibits. Each of the Exhibits attached hereto is hereby incorporated herein by this reference.

                  26.16 Severability. If any one or more of the provisions of this Lease are held to be invalid, illegal or unenforceable in any respect or for any reason, the validity, legality and enforceability of such provision or provisions in every other respect and of the remaining provisions of this Lease shall not in any way be impaired.

                  26.17 Governing Law/Jurisdiction. This Lease shall, in all respects, be interpreted, enforced and governed by and under the laws of the State of California.

                  26.18 Venue. The parties hereby expressly acknowledge and agree that if an action is brought with respect to this Lease, sole and proper venue for such action shall be in San Diego County, California.

                  26.19 Time. Time is hereby expressly made of the essence with respect to each and every term and condition of this Lease.

                  26.20    Entry By Lessor.

                           26.20.1 Inspection. Tenant shall permit Landlord and
Landlord's agents to enter the Premises at all reasonable times after reasonable notice for the purpose of inspecting the same and for the purpose of exercising any of its other rights or performing any of its obligations under this Lease.

                           26.20.2 Sale or Lease of Premises.  Landlord may at
any time place on or about the Premises any ordinary "For Sale" signs, and at any time within Eighteen (18) months prior to the expiration of this Lease, if Tenant has not elected to extend the Lease Term as set forth in Paragraph 4.1 above, place on or about the Premises any usual or ordinary "For Lease" signs. Landlord may enter the Premises at reasonable times upon reasonable prior notice during the Lease Term to show the Premises to prospective tenants, lenders, investors, or purchasers. In exercising its rights under this Paragraph 26.20.2, Landlord shall not unreasonably interfere with Tenant's use or occupancy of the Premises.

                           26.20.3 Waiver. Landlord shall be permitted to enter
upon the Premises in accordance with the terms hereof for any of the purposes stated herein without any liability to Tenant for any loss of occupation or quiet enjoyment resulting therefrom, except resulting from Landlord's or its Agents' gross negligence or willful misconduct, and Tenant hereby waives any claim for abatement of rent or for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment, or any other loss occasioned thereby.

                  26.21 Estoppel Certificates. Tenant shall at any time during the Lease Term, within ten (10) days after written request from Landlord, execute and deliver to Landlord a statement in writing in any reasonable form requested by Landlord, certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification.

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Tenant's statement shall include such other details as may be reasonably requested by Landlord. Any such statement may be relied upon conclusively by any existing or prospective purchaser or lender.

                  26.22 No Surrender. Except to the extent expressly provided for herein, no event or occurrence during the Lease Term, whether foreseen or unforeseen, however extraordinary, shall permit Tenant to surrender or terminate this Lease or shall relieve Tenant from any of its obligations hereunder, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise, except any rights set forth herein, to surrender or terminate this Lease or to claim any abatement or suspension of Rent or other sums payable hereunder on account of any such event or occurrence.

                  26.23 Consent of Landlord and Tenant. Whenever Landlord or Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld, conditioned or delayed, unless otherwise expressly provided.

                  26.24 Binding Effect. This Lease shall not be effective until fully executed by both Landlord and Tenant.

                  26.25 Covenants and Conditions. Each provision and obligation set forth in this Lease to be performed by Tenant shall be deemed both a covenant and a condition.

                  26.26 Furnishing of Financial Statements and Tenant's Representations. To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord's written request, the most recent audited year-end financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

                  26.27 Interpretation. This Lease has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Lease. In addition, each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law (including California Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Lease against the party that has drafted it is not applicable and is waived. The provisions of this Lease shall be interpreted in a reasonable manner to effect the purpose and intent of the parties to this Lease.

                  26.28 Waiver of Jury Trial and Counterclaims. THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND OR ANY CLAIM OF INJURY OR DAMAGE.

         27. END OF TERM.

                  27.1 Surrender of Premises.

                           27.1.1 Upon the expiration of the Lease Term or
earlier termination hereof through the exercise of any option to terminate this Lease granted herein (collectively referred to as the "Surrender Date"), title to the Building and the Premises shall be vested in Landlord. Thereupon, Tenant shall peaceably and quietly vacate the entire Premises, including the Building
(a) in good order, condition and repair, except for normal wear and tear, and
(b) free and clear of all lettings, occupancies, agreements, easements, encumbrances or other liens other than those to which this Lease was subject on the Lease Commencement Date and those caused, created by or consented to in writing by Landlord or otherwise permitted by the terms hereof.

                           27.1.2 Notwithstanding the exercise by either party
of any option contained herein to terminate this Lease, any unsatisfied obligations of Tenant accruing on or

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prior to the Surrender Date and the indemnification provisions of Tenant contained in Paragraphs 15.1 and 20.5 shall survive the Surrender Date.

                  27.2 Re-Entry by Landlord. Upon the Surrender Date, Landlord, without further notice, may enter upon, re-enter, possess and repossess itself of the Premises, by summary proceedings, ejectment or otherwise, may dispossess and remove Tenant and all other persons and property from the Premises, and may have, hold and enjoy the Premises and the right to receive all Rent and other income of and from the same. As used in this Lease, the words "enter" and "re-enter" are not restricted to their technical legal meanings.

                  27.3 Tenant's Equipment. Any of Tenant's Equipment (as defined in Paragraph 13.2 above) or other personal property which shall remain on the Premises after the Surrender Date and the removal of Tenant from the Premises, at the option of Landlord, may be deemed to have been abandoned by Tenant or any Subtenant and either may be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit. However, Landlord also shall have the right to require Tenant to remove any such equipment or other personal property at any time after the Surrender Date and the removal of Tenant from the Premises at Tenant's own cost and expense and to repair any damage to the Premises resulting from such removal. From and after the Surrender Date, Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant or any Subtenant.

                  27.4 Survival. The provisions of this Paragraph 27 shall survive the Surrender Date.

         WHEREFORE, the parties hereto have executed this Lease on the dates set forth below effective on the Effective Date first set forth above.

LANDLORD:

Dated: August 18, 2004

BMR-9885 TOWNE CENTRE DRIVE LLC,
a Delaware limited liability company

By:      BIOMED REALTY, L.P.,
         a Maryland limited partnership

By:      BioMed Realty Trust, Inc.,
         a Maryland corporation,
         its General Partner

         By:    /s/ Gary A. Kreitzer
                ----------------------
         Name:  Gary A. Kreitzer
         Title: E.V.P.

TENANT:

Illumina, Inc.
A Delaware corporation

By:         /s/ Timothy M. Kish
         ------------------------
         Name: Timothy M. Kish
         Title: V.P. & CFO

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                                   EXHIBIT "A"

                                    SITE PLAN

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